UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2015

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 2, 2015, the Executive Committee of the Board of Directors of AmeriGas Propane, Inc., the general partner (the "General Partner") of AmeriGas Partners, L.P. (the "Registrant"), elected Anthony Rosback, age 52, to succeed R. Paul Grady as Vice President and Chief Operating Officer of the General Partner, effective upon Mr. Rosback’s commencement of employment on March 23, 2015. As previously disclosed, Mr. Grady retired as Vice President and Chief Operating Officer of the General Partner on January 16, 2015.

Mr. Rosback served as Senior Director, West Region Operations and North American Logistics of Williams Scotsman, Inc., a mobile and modular space and storage solution company from 2014 to 2015. From 2013 to 2014, he served as Senior Vice President, General Manager, West of The Brickman Group Ltd., a commercial landscaping and property maintenance company. Previously, Mr. Rosback served in various roles at Republic Services, Inc., a publicly traded company that provides recycling and non-hazardous waste services in the United States, including as an Area President (2012 to 2013), Regional Vice President, Operations (2010 to 2012), Vice President, Operations Support (2008 to 2010) and Vice President, Sales and Marketing (2006 to 2008). From 1999 to 2006, Mr. Rosback served as an Assistant Vice President at Cintas Corporation, a publicly traded company that provides uniforms, entrance mats, restroom supplies, first aid, safety and fire protection products and services to businesses in North America. A copy of the General Partner’s press release regarding the election of Mr. Rosback as the General Partner’s Vice President and Chief Operating Officer is included as Exhibit 99.1 to this report and is incorporated herein by reference.

The General Partner has agreed to pay Mr. Rosback an annual base salary of $360,000. In addition, Mr. Rosback will participate in the General Partner’s annual bonus plan. His target annual bonus plan opportunity, as a percentage of annual base salary, will be 55%, prorated based on his employment date. Mr. Rosback will also receive reimbursement for relocation expenses. Mr. Rosback will participate in the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan On Behalf of AmeriGas Partners, L. P. (the "2010 Plan"). The General Partner’s Compensation/Pension Committee approved an equity award under the 2010 Plan to Mr. Rosback, effective upon his commencement of employment, of 3,750 performance units with distribution equivalents that are tied to customer gain and loss performance during the three-fiscal-year performance period beginning October 1, 2014 and ending September 30, 2017. The General Partner’s Compensation/Pension Committee also granted an equity award under the 2010 Plan to Mr. Rosback, effective upon his commencement of employment, of 2,000 performance units with distribution equivalents that are tied to the three-year total unitholder return ("TUR") performance of AmeriGas Partners Common Units as compared to the TUR performance of the partnerships comprising the Alerian MLP Index over the three-year period from January 1, 2015 to December 31, 2017, as modified based on AmeriGas Partners’ TUR performance compared to the TUR performance of the other two publicly traded retail propane distribution companies included in the Alerian MLP Index. Each performance unit represents the right of the recipient to receive a Common Unit and cash equal to distributions paid during the performance period if specified performance goals and other conditions are met. Additional information on performance units granted under the 2010 Plan for the 2015 fiscal year ending September 30, 2015 is contained in the Registrant’s Current Report on Form 8-K dated January 21, 2015.

Mr. Rosback will also participate in the UGI Corporation 2013 Omnibus Incentive Compensation Plan (the "2013 Plan"), the long-term compensation plan of the General Partner’s parent, UGI Corporation. UGI Corporation’s Compensation and Management Development Committee approved an equity award under the 2013 Plan to Mr. Rosback of 21,000 UGI Corporation stock options, effective upon Mr. Rosback’s commencement of employment. The stock options have a ten-year term and will vest in equal thirds over a three-year period beginning one year from the date of grant, with an option price equal to the fair market value of a share of UGI Corporation’s common stock on the date of grant.

Mr. Rosback will participate in the General Partner’s benefit plans, including the AmeriGas Propane, Inc. Supplemental Executive Retirement Plan ("SERP") and the AmeriGas Propane, Inc. Senior Executive Employee Severance Plan ("Severance Plan"). Additionally, pursuant to a change in control agreement, the General Partner will provide Mr. Rosback with cash benefits ("Benefits") if the General Partner terminates his employment without cause or if he terminates employment for good reason at any time within two years following a change in control of the General Partner, AmeriGas Partners, or UGI Corporation. If events trigger a payment following a change in control, the Benefits payable to Mr. Rosback will be as specified under his change in control agreement unless payments under the Severance Plan would be greater, in which case Benefits would be provided under the Severance Plan. Benefits under his change in control agreement will be equal to two times his annual base salary plus annual bonus. The impact of a change in control on outstanding performance units, phantom units, distribution equivalents, and unvested stock options will be as set forth in the applicable plan and/or grant letter. In the event of the termination of Mr. Rosback’s employment following a change in control, Mr. Rosback would also receive benefits under the SERP calculated as if he had continued in employment for two years. Descriptions of the General Partner’s change in control agreements, SERP and Severance Plan are included in Item 11, Executive Compensation, of AmeriGas Partners’ Annual Report on Form 10-K.

In order to receive benefits under the Severance Plan or his change in control agreement, Mr. Rosback is required to execute a release discharging the General Partner and its subsidiaries from liability for any claims he may have against any of them, other than claims for amounts or benefits due him under any plan, program or contract provided by or entered into with the General Partner or its subsidiaries. The Severance Plan also requires Mr. Rosback to ratify any post-employment activities agreement in effect and to cooperate in attending to matters pending at the time of termination of employment.

In addition to the benefits set forth above, company-paid life and disability insurance is generally available to all employees. Mr. Rosback is also eligible for certain executive perquisites, including participation in the executive health maintenance program.

(e) On March 2, 2015, the General Partner’s Compensation/Pension Committee approved Mr. Grady’s fiscal 2015 cash bonus payout under the AmeriGas Propane, Inc. Executive Annual Bonus Plan (the "Plan") in the amount of $62,786. As permitted under the Plan, the Compensation/Pension Committee exercised its discretion and considered qualitative and quantitative factors, including the Registrant’s performance through Mr. Grady’s retirement date, in determining the amount of Mr. Grady’s cash bonus payout.

Item 9.01 Financial Statements and Exhibits.

10.1 Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Anthony Rosback.

99.1 Press Release of AmeriGas Propane, Inc. dated March 2, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

March 3, 2015	By:	/s/ Troy E. Fee

Name: Troy E. Fee
Title: Vice President - Human Resources of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.1	Description of oral compensation arrangement between AmeriGas Propane, Inc. and Mr. Anthony Rosback.
99.1	Press Release of AmeriGas Propane, Inc. dated March 2, 2015.